EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation, a Delaware corporation (the "Company"), on Form S-8 of our report dated March 26, 1999, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" appearing in the Company's Registration Statement on Form S-8, dated February 28, 1997, incorporated by reference in this registration statement and the related prospectus.


/S/ Deloitte & Touche
----------------------
Deloitte & Touche LLP
Houston, Texas
December 16, 1999